                                                          EXHIBIT 10.8


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            ARTRA GROUP INCORPORATED,

                       WORLDWIDE WEB NETWORX CORPORATION,

                              NA ACQUISITION CORP.

                                       AND

                          WWWX MERGER SUBSIDIARY, INC.

                          DATED AS OF FEBRUARY 23, 1999









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                                TABLE OF CONTENTS


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ARTICLE 1 -       THE MERGER......................................................................................2
         1.1      The Merger......................................................................................2
         1.2      Effective Time..................................................................................2
         1.3      The Closing.....................................................................................2
         1.4      Directors.......................................................................................3
         1.5      Officers........................................................................................3
         1.6      Options and Other Rights to Purchase Artra Common Stock.........................................3
         1.7      Dissenters Rights...............................................................................3

ARTICLE 2 -       REPRESENTATIONS AND WARRANTIES OF WWWX,..........................................................
THE ACQUISITION CORP. AND THE MERGER SUB..........................................................................4

         2.1      Existence; Good Standing; Corporate Authority...................................................4
         2.2      Authorization, Validity and Effect of Agreements................................................5
         2.3      Capitalization..................................................................................5
         2.4      Subsidiaries....................................................................................5
         2.5      Other Interests.................................................................................6
         2.6      Financial Condition.............................................................................6
         2.7      Title to Properties.............................................................................6
         2.8      Absence of Undisclosed Liabilities..............................................................7
         2.9      Material Contracts..............................................................................7
         2.10     Intangible Assets...............................................................................7
         2.11     No Conflict; Required Filings and Consents......................................................9
         2.12     Litigation......................................................................................9
         2.13     Taxes..........................................................................................10
         2.14     Employee Benefit Plans.........................................................................10
         2.15     Labor Matters..................................................................................11
         2.16     Insurance......................................................................................11
         2.17     No Brokers.....................................................................................11

ARTICLE 3 -       REPRESENTATIONS AND WARRANTIES OF ARTRA........................................................11
         3.1      Existence; Good Standing; Corporate Authority..................................................12
         3.2      Authorization, Validity and Effect of Agreements...............................................12
         3.3      Capitalization.................................................................................12
         3.4      Subsidiaries...................................................................................13
         3.5      Other Interests................................................................................13
         3.6      No Conflict; Required Filings and Consents.....................................................13
         3.7      SEC Documents..................................................................................14
         3.8      Title to Properties............................................................................15
         3.9      Absence of Undisclosed Liabilities.............................................................15
         3.10     Material Contracts.............................................................................15
         3.11     Litigation.....................................................................................16
         3.12     Absence of Certain Changes.....................................................................16

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         3.13     Taxes..........................................................................................16
         3.14     Employee Benefit Plans.........................................................................17
         3.15     Labor Matters..................................................................................17
         3.16     Insurance......................................................................................17
         3.17     No Brokers.....................................................................................18

ARTICLE 4 -       COVENANTS......................................................................................18
         4.1      Alternative Proposals..........................................................................18
         4.2      Interim Operations.............................................................................19
         4.3      Meetings of Stockholders.......................................................................20
         4.4      Filings, Other Action..........................................................................21
         4.5      Inspection of Records..........................................................................21
         4.6      Publicity......................................................................................21
         4.7      Registration Statements........................................................................22
         4.8      Listing Application. ..........................................................................23
         4.9      Further Action.................................................................................23
         4.10     Affiliate Letters..............................................................................23
         4.11     Expenses.......................................................................................24
         4.12     Takeover Statute...............................................................................24
         4.13     Conveyance Taxes...............................................................................24
         4.14     Entrade Funding................................................................................24
         4.15     Section 351 Qualification......................................................................24
         4.16     "Lock-Up" Provisions...........................................................................24

ARTICLE 5 -       CONDITIONS.....................................................................................25
         5.1      Conditions to Each Party's Obligation to Effect the Merger.....................................25

         5.2      Conditions to Obligation of WWWX, the Acquisition Corp.

                  and the Merger Sub to Effect the Merger........................................................26
         5.3      Conditions to Obligation of Artra to Effect the Merger.........................................27

ARTICLE 6 -       TERMINATION....................................................................................28
         6.1      Termination by Mutual Consent..................................................................28
         6.2      Termination by Either Artra or WWWX............................................................28
         6.3      Termination by WWWX............................................................................28
         6.4      Termination by Artra...........................................................................29
         6.5      Effect of Termination and Abandonment..........................................................29
         6.6      Extension, Waiver..............................................................................30

ARTICLE 7 -       SURVIVAL OF REPRESENTATIONS AND..................................................................
WARRANTIES, INDEMNIFICATION......................................................................................30

         7.1      Survival of Representations and Warranties.....................................................30
         7.2      Indemnification................................................................................30
         7.3      Procedure for Claims...........................................................................30
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         7.4      Third Party Claims.............................................................................31

ARTICLE 8 -       GENERAL PROVISIONS.............................................................................31
         8.1      Notices........................................................................................31
         8.2      Assignment; Binding Effect.....................................................................32
         8.3      Entire Agreement...............................................................................32
         8.4      Amendment......................................................................................32
         8.5      Governing Law..................................................................................32
         8.6      Counterparts...................................................................................33
         8.7      Headings.......................................................................................33
         8.8      Interpretation.................................................................................33
         8.9      Waivers........................................................................................33
         8.10     Incorporation..................................................................................33
         8.11     Severability...................................................................................33
         8.12     Enforcement of Agreement.......................................................................33
         8.13     Subsidiaries...................................................................................34


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                                       iii
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 23, 1999 among Artra Group Incorporated ("Artra"), a Pennsylvania corporation; WorldWide Web NetworX Corporation ("WWWX"), a Delaware corporation; NA Acquisition Corp. (the "Acquisition Corp."), a Pennsylvania corporation and a wholly owned subsidiary of WWWX; and WWWX Merger Subsidiary, Inc. (the "Merger Sub"), a Pennsylvania corporation and a wholly owned subsidiary of the Acquisition Corp.

                                    RECITALS:

         The Boards of Directors of Artra and WWWX have approved and deem it advisable and in the best interests of their respective companies and shareholders to consummate the merger (the "Merger") described in this Agreement. Pursuant to the Merger, the Merger Sub will merge into Artra, which will result in Artra becoming a wholly owned subsidiary of the Acquisition Corp., and the outstanding shares of Common Stock and Preferred Stock of Artra will be converted into shares of Common Stock of the Acquisition Corp. on a share-for-share basis.

         For federal income tax purposes, it is intended that the Merger qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

         On February 23, 1999, the Acquisition Corp. acquired from WWWX all of the assets formerly held by BarterOne, LLC ("BarterOne"), a Delaware limited liability company acquired by WWWX and dissolved prior to the date hereof (the "BarterOne Assets"), and 25% of the outstanding shares of Class A voting common stock of AsseTrade.com, Inc. ("AsseTrade"), a Delaware corporation. Also on the date hereof, the Acquisition Corp. is acquiring certain retained interests of Energy Trading Company ("ETCO"), a Delaware corporation, arising out of the sale of its membership interest in BarterOne to WWWX. Concurrently with the execution and delivery of this Agreement, and in order to induce WWWX and the Acquisition Corp. to enter into this Agreement, Artra is entering into a Loan Agreement (the "Loan Agreement") with the Acquisition Corp. Pursuant to the Loan Agreement, Artra will lend the Acquisition Corp. up to $2,000,000 to purchase the BarterOne Assets and the AsseTrade interests, and to finance the working capital needs of its business operations related to the BarterOne Assets (referred to herein as "Entrade").

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Pursuant to the Plan of Merger in the form of Exhibit A hereto (the "Plan of Merger"), at the Effective Time, the Merger Sub shall be merged with and into Artra (the "Merger") in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania. Artra shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. As a result of the Merger, Artra shall become a wholly owned subsidiary of the Acquisition Corp. At the Effective Time: (a) each outstanding share of Common Stock, no par value, of Artra ("Artra Common Stock") shall be converted into one share of Common Stock, no par value, of the Acquisition Corp. ("Acquisition Corp. Common Stock"); (b) each outstanding share of Series A Preferred Stock, $1,000 par value, of Artra ("Artra Preferred Stock") shall be converted into 329 shares of Acquisition Corp. Common Stock; (c) each share of Artra Common Stock held as treasury stock shall be canceled; and (d) each outstanding share of Common Stock, $.01 par value, of the Merger Sub shall be canceled. Upon such conversion, all outstanding shares of Artra Common Stock and Artra Preferred Stock shall be canceled and cease to exist, each certificate theretofore representing any shares of Artra Common Stock shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Acquisition Corp. Common Stock and each certificate theretofore representing any shares of Artra Preferred Stock shall, without any action on the part of the holder thereof, be deemed to represent 329 shares of Acquisition Corp. Common Stock for each share of Artra Preferred Stock. No fractional shares of Acquisition Corp. Common Stock and no scrip or certificates therefor will be issued in connection with the Merger. Any former holder of Artra Common Stock or Artra Preferred Stock who would otherwise be entitled to receive a fraction of a share of Acquisition Corp. Common Stock shall receive, in lieu thereof, a check for cash in an amount equal to such fraction of a share multiplied by the closing price of Acquisition Corp. Common Stock on the New York Stock Exchange ("NYSE") (or other applicable exchange as hereinafter provided) on the first day Acquisition Corp. Common Stock is traded after the Effective Time (hereinafter defined).

         1.2 EFFECTIVE TIME. The term "Effective Time" shall mean the time and date which is (A) the date and time of the filing of the articles of merger relating to the Merger with the Secretary of the Commonwealth of Pennsylvania (or such other date and time as may be specified in such certificate as may be permitted by law) or (B) such other time and date as Artra and WWWX may agree.

         1.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions described in this Agreement (the "Closing") shall take place (a) at the offices of Duane, Morris & Heckscher LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103-7396, at 10:00 a.m., local time, on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 5 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Artra and WWWX may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

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         1.4 DIRECTORS. The directors of Artra immediately prior to the
Effective Time shall resign as directors of Artra and shall become the directors of the Acquisition Corp. as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. For as long as WWWX's percentage ownership of Acquisition Corp. Common Stock calculated on a fully diluted basis is at least 5%, Acquisition Corp. shall use its best efforts to cause the designee nominated by WWWX and mutually acceptable to WWWX and the Board of Directors of Acquisition Corp., who shall initially be Robert D. Kohn, to be elected to the Board of Directors of Acquisition Corp.

         1.5 OFFICERS. The officers of Artra immediately prior to the Effective Time shall resign as officers of Artra and shall become the officers of the Acquisition Corp. as of the Effective Time and until their successors are duly appointed in accordance with applicable law.

         1.6 OPTIONS AND OTHER RIGHTS TO PURCHASE ARTRA COMMON STOCK. At the Effective Time, each outstanding option, warrant or right to purchase shares of Artra Common Stock (an "Artra Option") shall be assumed in such manner that it is converted into an option, warrant or right to purchase shares of Acquisition Corp. Common Stock (an "Acquisition Corp. Option"). Each such Acquisition Corp. Option shall be exercisable upon the same terms and conditions as then are applicable to such Artra Option. It is the intention of the parties that, to the extent that any such Artra Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Artra Options provided by this Section 1.6 satisfy the conditions of
Section 424(a) of the Code. At the Effective Time, the Acquisition Corp. shall assume all rights and obligations of Artra under Artra's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

         1.7      DISSENTERS RIGHTS.

                  (1) The holders of shares of Artra Common Stock shall not be entitled to appraisal rights under the Pennsylvania Business Corporation Law (the "PBCL").

                  (2) Notwithstanding anything in this Agreement to the contrary, any shares of Artra Preferred Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has exercised and has not failed to perfect or effectively withdrawn or lost his right (to the extent such right is available by law) to demand and to receive the "fair value" of such shares (the "Dissenting Shares") under the PBCL shall not be converted into shares of Acquisition Corp. Common Stock unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his right to dissent from the Merger under the PBCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the PBCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Artra Preferred Stock shall


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thereupon be deemed to have been converted into and to have become, as of the
Effective Time, 329 shares of Acquisition Corp. Common Stock. Artra shall give the Acquisition Corp. (i) prompt notice of any notice or demand for appraisal or payment for shares of Artra Preferred Stock received by Artra and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. Any payment required to be made to an Artra Preferred Stockholder shall be an obligation of Artra.

                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF WWWX,
                    THE ACQUISITION CORP. AND THE MERGER SUB

         Except as set forth in the disclosure letter delivered to Artra at or prior to the execution hereof (the "Acquisition Corp. Disclosure Letter"), WWWX, the Acquisition Corp. and the Merger Sub jointly and severally represent and warrant to Artra as of the date of this Agreement as follows:

         2.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of WWWX, the Acquisition Corp. and the Merger Sub, and each of their respective Subsidiaries, is a corporation or limited liability company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of WWWX, the Acquisition Corp. and the Merger Sub, and each of their respective Subsidiaries, is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of the Acquisition Corp. and its Subsidiaries (a "WWWX Material Adverse Effect"). Each of WWWX, the Acquisition Corp. and the Merger Sub, and each of their respective Subsidiaries, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Articles or Certificates of Incorporation and Bylaws, Operating Agreements and/or other applicable governing documents of WWWX, the Acquisition Corp., the Merger Sub, and each of their respective Subsidiaries, previously made available to Artra, are true and correct and have not been modified or amended except as set forth therein.

         2.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of WWWX, the Acquisition Corp. and the Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed by it as described herein. Subject only to the approval of this Agreement and the transactions described herein by the holders of WWWX voting securities, the consummation by WWWX, the Acquisition Corp. and the Merger Sub of the transactions described herein has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents described herein (when executed and delivered pursuant hereto for value received) will constitute, the valid and binding obligations of WWWX, the Acquisition Corp. and the Merger Sub enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


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         2.3 CAPITALIZATION. The authorized capital stock of WWWX consists of
100,000,000 shares of Common Stock, $.001 par value, of which 11,035,186 shares are issued and outstanding. The authorized capital stock of the Acquisition Corp. consists of 40,000,000 shares of Acquisition Corp. Common Stock, no par value, of which 2,000,000 shares are issued and outstanding, and 4,000,000 shares of Preferred Stock, $1,000 par value, of which no shares are outstanding. The authorized capital stock of the Merger Sub consists of 1000 shares of Common Stock, of which 100 shares are issued and outstanding. Neither the Acquisition Corp. nor the Merger Sub has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Acquisition Corp. or the Merger Sub on any matter. All issued and outstanding shares of Acquisition Corp. Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned of record and beneficially by WWWX. All issued and outstanding shares of Common Stock of the Merger Sub are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned of record and beneficially by the Acquisition Corp. Except as set forth in the Acquisition Corp. Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Acquisition Corp. or any of its Subsidiaries to issue, transfer or sell any shares of their respective capital stock or membership interests.

         2.4 SUBSIDIARIES. Except as set forth in the Acquisition Corp. Disclosure Letter, the Acquisition Corp. owns directly or indirectly all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Acquisition Corp. Subsidiary) of each of the Acquisition Corp.'s Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. Each of the outstanding shares of capital stock or other equity interest of each of the Acquisition Corp.'s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. The following information for each Subsidiary of the Acquisition Corp. has been previously provided to Artra: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or total equity capital; and
(iii) the number of issued and outstanding shares of capital stock or total equity capital.

         2.5 OTHER INTERESTS. Except for interests in the Acquisition Corp. Subsidiaries, neither the Acquisition Corp. nor any Acquisition Corp. Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings or arrangements entered into in the ordinary course of business).

         2.6 FINANCIAL CONDITION. Set forth in the Acquisition Corp. Disclosure Letter are true and complete lists of the assets and liabilities of the Acquisition Corp. on the date hereof and as anticipated to exist at the Effective Time of the Merger. The Entrade Business Plan and AsseTrade


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Business Plan delivered to Artra together present fairly the financial condition, results of operations, business, properties, assets, liabilities and future prospects of the Acquisition Corp. and the Acquisition Corp. Subsidiaries as of the dates thereof and for the periods indicated therein, there has been no material adverse change in the financial condition or future prospects of the Acquisition Corp. or the Acquisition Corp. Subsidiaries as reflected therein, and no fact is known to WWWX or the Acquisition Corp. that materially adversely affects or in the future may materially adversely affect the financial condition or future prospects of the Acquisition Corp. or any Acquisition Corp. Subsidiary.

         2.7 TITLE TO PROPERTIES. Except as set forth in the Acquisition Corp. Disclosure Letter, the Acquisition Corp. and each of the Acquisition Corp. Subsidiaries owns outright, and has good and marketable title to, all of its assets, including without limitation all computer software and related technical information and other intellectual property rights necessary to conduct the Entrade business, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever. None of such assets are subject to restrictions with respect to the transferability thereof and the Acquisition Corp.'s title thereto will not be affected in any way by the transactions described in the Agreement. WWWX has complete and unrestricted power and right to sell such assets to the Acquisition Corp. Neither the Acquisition Corp. nor any of its Subsidiaries owns any real property or any interest in real property.

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Acquisition Corp. nor any Acquisition Corp. Subsidiary has any material liabilities, obligations or guaranties accrued, absolute, contingent or otherwise, except as disclosed in the Acquisition Corp. Disclosure Letter.

         2.9 MATERIAL CONTRACTS. The Acquisition Corp. Disclosure Letter contains a true and correct list of each contract, agreement, commitment or obligation (a) which involves or may involve the payment to or from the Acquisition Corp. or any Acquisition Corp. Subsidiary of amounts in excess of $100,000 per year, (b) any license, franchise or distribution agreement, which involves or may involve payments to or from the Acquisition Corp. or any Acquisition Corp. Subsidiary in excess of $100,000 per year, (c) any lease of tangible personal property, which involves or may involve payments to or from the Acquisition Corp. or any Acquisition Corp. Subsidiary in excess of $100,000 per year and (d) any contract between the Acquisition Corp. or any of its Subsidiaries and any affiliate of WWWX, the Acquisition Corp. or any of their Subsidiaries (collectively the "Acquisition Corp. Material Contracts"). Each of the Acquisition Corp. Material Contracts constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect following the consummation of the transactions described herein and thereby, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party (except as set forth in the Acquisition Corp. Disclosure Letter). Neither the Acquisition Corp. nor any Acquisition Corp. Subsidiary is in, or to the knowledge of WWWX or the Acquisition Corp. alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any Acquisition Corp. Material Contract and, to the knowledge of WWWX and the Acquisition Corp., no other party to any Acquisition Corp. Material Contract has breached or

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defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Acquisition Corp., any Acquisition Corp. Subsidiary or, to the knowledge of WWWX and the Acquisition Corp., by any such other party. Neither the Acquisition Corp. nor any Acquisition Corp. Subsidiary is currently renegotiating any Acquisition Corp. Material Contract or paying liquidated damages in lieu of the performance thereunder.

         2.10 INTANGIBLE ASSETS. The Acquisition Corp. Disclosure Letter sets forth a list of (a) all patents, copyrights, trade names, trademarks, service marks and names (registered or unregistered), and applications and registrations therefor, (b) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information, (c) all computer programs, software and data bases, (d) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium and (e) all customer and membership lists owned by or licensed to the Acquisition Corp. or any Acquisition Corp. Subsidiary (items (a) through (e) are defined, collectively, as "Intangible Assets") as well as a list of all registrations thereof and pending applications therefor. Each of the Intangible Assets owned by the Acquisition Corp. or any Acquisition Corp. Subsidiary is owned free and clear of any and all liens and encumbrances and, to the knowledge of WWWX and the Acquisition Corp., no other Person or entity has any claim of ownership with respect thereto. The Acquisition Corp. and each Acquisition Corp. Subsidiary has adequate licenses or other valid rights to use all of the Intangible Assets that it does not own and that are material to the conduct of its business as currently proposed. To the knowledge of WWWX and the Acquisition Corp., the use of the Intangible Assets by the Acquisition Corp. or any Acquisition Corp. Subsidiary does not and will not conflict with, infringe upon, violate or interfere with any intellectual property rights or claimed intellectual property rights of any other Person or entity, nor, to the knowledge of WWWX and the Acquisition Corp., is any other Person or entity infringing upon, violating or interfering with any intellectual property rights or claimed intellectual property rights of the Acquisition Corp. or any Acquisition Corp. Subsidiary. Neither WWWX, the Acquisition Corp. nor any Acquisition Corp. Subsidiary has received notice of any claim of infringement or violation of any third party's copyrights, patents, trade secrets, trademarks or other proprietary rights relating to the Intangible Assets nor, to the knowledge of WWWX or the Acquisition Corp., is there any basis for any such claim of right or interest in the Intangible Assets or otherwise adverse to the Acquisition Corp.'s or any Acquisition Corp. Subsidiary's unqualified right to exclusively own and fully utilize any of the Intangible Assets. To the knowledge of WWWX and the Acquisition Corp., there are no pending or threatened suits, legal proceedings, claims or governmental investigations against or with respect to any of the Intangible Assets or any component thereof. Each of the Intangible Assets will perform in substantial conformity with its specifications as identified in any and all documentation provided to Artra. To the knowledge of WWWX and the Acquisition Corp., the Intangible Assets do not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take any action) by or on behalf of any Person or entity, will cause any of the Intangible Assets to be destroyed, erased, damaged or otherwise made inoperable. To the knowledge of WWWX and the Acquisition Corp., the Intangible Assets are and will be free from defects in operation or otherwise relating to the year 2000, date data century recognition calculations that accommodate same century and multi-century formulas and date values, and century correct date data interface values, and will accurately process date and time data (including but not limited to, calculation, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculation, and, to the knowledge of WWWX and the Acquisition Corp., when used in combination with other information technology, will accurately process date and time data if the other information technology exchanges date and time data with it.

         2.11     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by WWWX, the Acquisition Corp. and the Merger Sub do not, and the consummation by WWWX, the Acquisition Corp. and the Merger Sub of the transactions described herein will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries or by which any property or asset of WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries is a party or by which WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries or any property or asset of WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries is bound or affected, , in each case except for any such defaults or violations that would not, individually or in the aggregate, have a WWWX Material Adverse Effect. WWWX, the Acquisition Corp., the Merger Sub and their Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have, individually or in the aggregate, a WWWX Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by WWWX, the Acquisition Corp. and/or the Merger Sub do not, and the performance of this Agreement and the consummation by WWWX, the Acquisition Corp. and/or the Merger Sub of the transactions described herein will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except for (i) applicable requirements, if any, of theSecurities Act of 1933 (the "Securities Act"), the Exchange Act of 1934 (the "Exchange Act"), state securities laws and state takeover laws, (ii) filing of appropriate merger documentation as Pennsylvania law shall require, and (iii) applicable requirements of the Code and state and local tax laws.

         2.12 LITIGATION. There are no actions, suits or proceedings pending against WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries or, to the knowledge of WWWX or the Acquisition Corp., threatened against WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are likely to have a WWWX Material Adverse Effect.

         2.13     TAXES.

                  (a) Except as set forth in the Acquisition Corp. Disclosure Letter, each of WWWX, the Acquisition Corp., the Merger Sub and each of their Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect, or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a WWWX Material Adverse Effect. WWWX, the Acquisition Corp., the Merger Sub and each of their Subsidiaries has paid (or WWWX or the Acquisition Corp. has paid on its behalf) all taxes shown as due on such tax returns and reports, and no deficiencies for any taxes have been proposed, asserted or assessed against WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a WWWX Material Adverse Effect. No requests for waivers of the time to assess any taxes against WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries have been granted or are pending.

                  (b) Neither WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries has knowingly taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as an exchange governed by Section 351 of the Code.

                  (c) As used in this Section 2.13, "taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other Person or entity and any interest, penalties or additions to tax.

         2.14 EMPLOYEE BENEFIT PLANS. Except as described in the Acquisition Corp. Disclosure Letter: (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries that are sponsored, maintained or contributed to by WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries (if any), or with respect to which WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither WWWX, the Acquisition Corp., the Merger Sub nor any of their Subsidiaries has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of WWWX or the Acquisition Corp. are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions described in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries are the agreements and policies specifically referred to in the Acquisition Corp. Disclosure Letter.

         2.15 LABOR MATTERS. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of WWWX or the Acquisition Corp., threatened against or affecting WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of WWWX or the Acquisition Corp., threatened against WWWX, the Acquisition Corp., the Merger Sub or any of their Subsidiaries relating to their business.

         2.16 INSURANCE. The Acquisition Corp. Disclosure Letter contains a complete and accurate list and description of all policies of fire, liability, product liability and other forms of insurance presently in effect insuring the Acquired Corp., its Subsidiaries and their respective assets.

         2.17 NO BROKERS. Neither WWWX, the Acquisition Corp. nor the Merger Sub has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of WWWX, the Acquisition Corp., Artra or the Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein. Neither WWWX, the Acquisition Corp. nor the Merger Sub is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF ARTRA


         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to WWWX (the "Artra Disclosure Letter") or in the Artra Reports (as defined below), Artra represents and warrants to WWWX, the Acquisition Corp. and the Merger Sub as of the date of this Agreement as follows:

         3.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Artra is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Artra is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Artra and its Subsidiaries taken as a whole (an "Artra Material Adverse Effect"). Artra has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Subsidiaries of Artra is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an Artra Material Adverse Effect. The copies of the Articles of Incorporation and Bylaws of Artra previously made available to WWWX are true and correct, and have not been modified or amended except as set forth therein.

         3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Artra has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents described herein. Subject only to the approval of this Agreement and the transactions described herein by the holders of Artra Common Stock, the consummation by Artra of the transactions described herein has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents described herein (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Artra, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         3.3 CAPITALIZATION. The authorized capital stock of Artra consists of 20,000,000 shares of Artra Common Stock and 2,000,000 shares of Artra Preferred Stock. As of February 17, 1999, there were 7,975,206 shares of Artra Common Stock and 1,849.34 shares of Artra Preferred Stock issued and outstanding, plus 494,017 shares of Artra Common Stock held in Artra's treasury. Since such date, no additional shares of capital stock of Artra have been issued, except pursuant to Artra's 1995 stock option and 1996 disinterested director stock option plan (the "Artra Option Stock Plans"). Except as set forth in the Artra Disclosure Letter, Artra does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Artra on any matter. All such issued and outstanding shares of Artra Common Stock and Artra Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in this Agreement and as set forth in the Artra Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate Artra or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Artra or any of its Subsidiaries (other than under the Artra Option Plans).

         3.4 SUBSIDIARIES. Except as set forth in the Artra Disclosure Letter, Artra owns directly or indirectly each of the outstanding shares of capital stock of each of its Subsidiaries (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary). Each of the outstanding shares of capital stock of each of such Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned, directly or indirectly, by Artra, free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each such Subsidiary has been previously made available to WWWX, if requested and if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

         3.5 OTHER INTERESTS. Except as set forth in the Artra Disclosure Letter and for interests in the Artra Subsidiaries, neither Artra nor any Artra Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (i) passive investments in securities in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000).

         3.6      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.


                  (a) Except as set forth in the Artra Disclosure Letter: the execution and delivery of this Agreement by Artra does not, and the consummation by Artra of the transactions described herein will not, (i) conflict with or violate its articles of incorporation or by-laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Artra or any Artra Subsidiary or by which any property or asset of Artra or any Artra Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Artra or any Artra Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Artra or any Artra Subsidiary is a party or by which Artra or any Artra Subsidiary or any property or asset of Artra or any Artra Subsidiary is bound or affected, , in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an Artra Material Adverse Effect. Artra and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have, individually or in the aggregate, an Artra Material Adverse Effect.


                  (b) The execution and delivery of this Agreement by Artra do not, and the performance of this Agreement and the consummation by Artra of the transactions described herein will not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws and state takeover laws, and the NYSE,
(ii) filing of appropriate merger documentation as Pennsylvania law shall require, and (iii) applicable requirements of the Code and state and local tax laws.

         3.7      SEC DOCUMENTS.

                  (a) Artra has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1996 (collectively, the "Artra Reports"). As of their respective dates, the Artra Reports, and any such reports, forms and other documents filed by Artra with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Artra Report filed prior to the date of this Agreement that was superseded by a subsequent Artra Report filed prior to the date of this Agreement that specifically corrected such misstatement or omission in the applicable Artra Report.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Artra Reports (including the related notes and schedules) fairly presents the consolidated financial position of Artra and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Artra Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Artra and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither Artra nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Artra or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities and obligations that were reserved on or reflected in (including the notes to), the consolidated balance sheet of Artra as of December 31, 1998, (ii) liabilities arising in the ordinary course of business since December 31, 1998, and (iii) liabilities or obligations which would not, individually or in the aggregate, have an Artra Material Adverse Effect.

         3.8 TITLE TO PROPERTIES. Except as set forth in the Artra Disclosure Letter, Artra and each of the Artra Subsidiaries owns outright, and has good and marketable title to, all of its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever. None of such assets are subject to restrictions with respect to the transferability thereof and Artra's title thereto will not be affected in any way by the transactions described in the Agreement. Neither Artra nor any of its Subsidiaries owns any real property or any interest in real property.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Artra nor any Artra Subsidiary has any liabilities, obligations or guaranties accrued, absolute, contingent or otherwise, except as disclosed in the Artra Disclosure Letter or the Artra Reports, none of which is material and adverse.

         3.10 MATERIAL CONTRACTS. The Artra Disclosure Letter contains a true and correct list of each contract, agreement, commitment or obligation (a) which involves or may involve the payment to or from Artra or any Artra Subsidiary of amounts in excess of $100,000 per year, (b) any license, franchise or distribution agreement, which involves or may involve payments to or from Artra or any Artra Subsidiary in excess of $100,000 per year, (c) any lease of tangible personal property, which involves or may involve payments to or from Artra or any Artra Subsidiary in excess of $100,000 per year and (d) any contract between Artra or any of its Subsidiaries and any affiliate of Artra or any of the Artra Subsidiaries (collectively the "Artra Material Contracts"). Each of the Artra Material Contracts constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect following the consummation of the transactions described herein and thereby, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party (except as set forth in the Artra Disclosure Letter). Neither Artra nor any Artra Subsidiary is in, or to the knowledge of Artra alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any Artra Material Contract and, to the knowledge of Artra, no other party to any Artra Material Contract has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Artra, any Artra Subsidiary or, to the knowledge of Artra, by any such other party. Neither Artra nor any Artra Subsidiary is currently renegotiating any Artra Material Contract or paying liquidated damages in lieu of the performance thereunder.

         3.11 LITIGATION. Except as set forth in the Artra Disclosure Letter, there are no actions, suits or proceedings pending against Artra or any Artra Subsidiaries or, to the knowledge of Artra, threatened against Artra or the Artra Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have an Artra Material Adverse Effect.

         3.12 ABSENCE OF CERTAIN CHANGES. Except as specifically described in this Agreement or set forth in the Artra Disclosure Letter, since December 31, 1998, there has not been any: (i) Artra

Material Adverse Effect; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to Artra's capital stock (other than regular quarterly cash dividends including any increase thereof consistent with past practice); (iii) material change in Artra's financial condition, or (iv) material change in Artra's accounting principles, practices or methods.

         3.13     TAXES.


                  (a) Each of Artra and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have an Artra Material Adverse Effect. Artra and each of the Artra Subsidiaries has paid (or Artra has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Artra Reports reflect an adequate reserve for all taxes payable by Artra and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Artra and its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have an Artra Material Adverse Effect. No requests for waivers of the time to assess any taxes against Artra or any Artra Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Artra Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have an Artra Material Adverse Effect.

                  (b) As used in this Section 3.13, "taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other Person or entity and any interest, penalties or additions to tax.

         3.14 EMPLOYEE BENEFIT PLANS. Except as described in the Artra Disclosure Letter: (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Artra or any of its Subsidiaries that are sponsored, maintained or contributed to by Artra or any of its Subsidiaries, or with respect to which Artra or any of its Subsidiaries has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Artra nor any of its Subsidiaries has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of Artra are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions described in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Artra or any of its Subsidiaries are the agreements and policies specifically referred to in the Artra Disclosure Letter.

         3.15 LABOR MATTERS. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of Artra, threatened against or affecting Artra or any of its Subsidiaries. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Artra, threatened against Artra or any of its Subsidiaries relating to their business.

         3.16 INSURANCE. The Artra. Disclosure Letter contains a complete and accurate list and description of all policies of fire, liability, product liability and other forms of insurance presently in effect insuring Artra, its Subsidiaries and their respective assets.

         3.17 NO BROKERS. Artra has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Artra, the Acquisition Corp., WWWX or the Merger Sub to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein except as set forth in the Artra Disclosure Letter. Other than the foregoing arrangements, Artra is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions described herein.

                                    ARTICLE 4
                                    COVENANTS


         4.1 ALTERNATIVE PROPOSALS. Prior to the Effective Time, each of WWWX and the Acquisition Corp. agrees (a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, and purchase of (i) all or any significant portion of the assets of the Acquisition Corp. or of any Subsidiary of the Acquisition Corp., (ii) any of the outstanding shares of Acquisition Corp. Common Stock or Preferred Stock or (iii) any of the outstanding shares of the capital stock or other equity interest of any Subsidiary of the Acquisition Corp. (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Merger described in this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify Artra immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of WWWX from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (i) the Board of Directors of WWWX, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, WWWX provides written notice to Artra to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (iii) WWWX keeps Artra informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this Section 4.1 shall (x) permit WWWX or Artra to terminate this Agreement (except as specifically provided in Article 6 hereof), (y) permit WWWX or the Acquisition Corp. to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, neither WWWX nor the Acquisition Corp. shall enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of WWWX, the Acquisition Corp. or the Merger Sub under this Agreement.

         4.2      INTERIM OPERATIONS.


                  (a) Prior to the Effective Time, except as may be set forth in the Acquisition Corp. Disclosure Letter or as described in any other provision of this Agreement, unless Artra has consented in writing thereto, WWWX: (i) shall, and shall cause the Acquisition Corp. and each of its Subsidiaries to conduct their respective operations according to their usual, regular and ordinary course; (ii) shall use its reasonable efforts, and shall cause the Acquisition Corp. and each of its Subsidiaries to use its reasonable efforts, to preserve intact their assets and business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them; (iii) shall not amend the Articles of Incorporation or Bylaws or comparable governing instruments of the Acquisition Corp. or any of its Subsidiaries; (iv) shall promptly notify Artra of any material breach of any representation or warranty contained herein or any WWWX Material Adverse Effect;
(v) shall promptly deliver to Artra true and correct copies of all monthly financial statements of WWWX, the Acquisition Corp. and each of its Subsidiaries promptly after the end of each month; (vi) shall not permit the Acquisition Corp. or any of its Subsidiaries to (x) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (y) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee except consistent with past practice or (z) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer or director or amend any such agreement in any material respect, adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect; (vii) shall not permit the Acquisition Corp. or any of its Subsidiaries, to (x) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the Acquisition Corp.'s capital stock or other ownership interests or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; (viii) shall not permit the Acquisition Corp. or any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or to acquire any business or assets; (ix) shall not, and shall not permit the Acquisition Corp. or any of its Subsidiaries to incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments in, any other person other than pursuant to the Loan Agreement, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business; (x) shall not permit the Acquisition Corp. or any of its Subsidiaries to, authorize or make capital expenditures except as described in the Loan Agreement; (xi) shall not permit the Acquisition Corp. or any of its Subsidiaries to mortgage or otherwise encumber or subject to any lien any of their properties or assets except as would not be reasonably likely to have an Acquisition Corp. Material Adverse Effect; (xii) shall not, and shall not permit the Acquisition Corp. or any of its Subsidiaries to, make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Acquisition Corp. or any of its Subsidiaries; and (xiii) shall not permit the Acquisition Corp. or any of its Subsidiaries to enter into any joint venture, production or marketing arrangements without consulting with Artra prior thereto.

                  (b) Prior to the Effective Time, except as set forth in the Artra Disclosure Letter or as described in this Agreement, unless WWWX has consented in writing thereto, Artra: (i) shall not issue any shares of its capital stock (other than pursuant to any Artra Stock Option Plans) or effect any stock split of its capital stock; (ii) shall promptly notify the Acquisition Corp. of any breach of any representation or warranty contained herein or any Artra Material Adverse Effect; and (iii) shall promptly deliver to WWWX true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

         4.3 MEETINGS OF STOCKHOLDERS. Each of Artra, WWWX and the Acquisition Corp. shall take all action necessary in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement, the Plan of Merger and the Merger. The Board of Directors of each of Artra, WWWX and the Acquisition Corp. shall recommend such approval, and Artra, WWWX and the Acquisition Corp. shall each take all lawful action to solicit such approval, including, without limitation, to the extent applicable to each, timely mailing the Proxy Statement/Prospectus (as defined in Section 4.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of Artra, WWWX or the Acquisition Corp., as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law. As used herein, the "approval" of the WWWX shareholders shall mean the approval by at least a majority in interest of all disinterested WWWX shareholders of record entitled to vote at a duly convened meeting, unless a greater number is otherwise required by law. "Disinterested WWWX shareholders" shall mean all shareholders of record other than Robert D. Kohn and any person or entity directly or indirectly, through one or more intermediaries, controlled by Robert D. Kohn, and any entity under common control with any such entity controlled by Robert D. Kohn.

         4.4 FILINGS, OTHER ACTION. Subject to the terms and conditions herein provided, Artra and WWWX shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions described herein and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions described in this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Artra, WWWX and the Acquisition Corp. shall take all such necessary action.

         4.5 INSPECTION OF RECORDS. From the date hereof to the Effective Time, each of Artra and WWWX shall: (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Artra and WWWX and their respective Subsidiaries, as the case may be, (ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct their respective employees, counsel and financial advisors to cooperate with the investigation of the respective businesses of each.

         4.6 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release approved by both parties and thereafter Artra and WWWX shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions described herein and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

         4.7 REGISTRATION STATEMENTS. Artra and WWWX shall cooperate and promptly prepare and the Acquisition Corp. shall file with the SEC as soon as practicable a Registration Statement on

Form S-4 (the "Form S-4") under the Securities Act, with respect to the Acquisition Corp. Common Stock issuable in the Merger, which shall also serve as the proxy statement with respect to the meeting of the shareholders of Artra and WWWX in connection with the Merger (the "Proxy Statement/Prospectus"). In addition, Artra and WWWX shall cooperate and promptly prepare a Registration Statement or Form S-1 (the "Form S-1") under the Securities Act, or such other form as may be permitted under applicable SEC regulations, with respect to the reoffer and resale of shares of Acquisition Corp. Common Stock presently held by WWWX and ETCO. The respective parties will cause the Proxy Statement/Prospectus, the Form S-4 and the Form S-1 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. The Acquisition Corp. shall use all reasonable efforts, and WWWX and Artra shall cooperate with the Acquisition Corp., to have the Form S-4 and the Form S-1 declared effective by the SEC as promptly as practicable, to keep the Form S-4 and the Form S-1 effective as long as is necessary to consummate the Merger and to keep the Form S-1 effective until the earlier of the date the shares are sold or the date such shares may be sold pursuant to Rule 144 or similar provision under the Securities Act. The Acquisition Corp. shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 or the Form S-1 to Artra and WWWX and advise Artra and WWWX of any verbal comments with respect to the Form S-4 or the Form S-1 received from the SEC. The Acquisition Corp. shall use its best efforts to obtain, prior to the effective date of the Form S-4 or the Form S-1, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions described in this Agreement. The Acquisition Corp. agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meetings of shareholders of Artra and WWWX, or, in the case of the Form S-4 or the Form S-1 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Acquisition Corp. in reliance upon and in conformity with written information concerning Artra furnished to the Acquisition Corp. by Artra specifically for use in the Proxy Statement/Prospectus or the Form S-1 or any amendment or supplement thereto. Artra agrees that the written information concerning it provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of Artra, or, in the case of written information concerning Artra provided by it for inclusion in the Form S-4 or the Form S-1 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/ Prospectus or the Form S-4 or the Form S-1 will be made by the Acquisition Corp., WWWX or Artra without the approval of the other parties. The Acquisition Corp. will advise Artra and WWWX promptly of the times when the Form S-4 and the Form S-1 have become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquisition Corp. Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus, the Form S-4 or the Form S-1 or comments thereon and responses thereto or requests by the SEC for additional information.

         4.8 LISTING APPLICATION. The Acquisition Corp. shall promptly prepare and submit to the NYSE a listing application covering the shares of Acquisition Corp. Common Stock issuable in the Merger, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for such listing of such Acquired Corp. Common Stock, subject to official notice of issuance. If the shares of the Acquisition Corp. Common Stock issuable in the Merger are not approved for listing on the NYSE prior to the Effective Time, Artra shall prepare and file an application with the National Association of Securities Dealers, Inc. to list the shares of the Acquisition Corp. Common Stock on the National Association of Securities Dealers Automated Quotation Service National Market System ("NASDAQ/NMS"), and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for such listing of such Acquisition Corp. Common Stock on the NASDAQ/NMS.

         4.9 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         4.10 AFFILIATE LETTERS. At least 30 days prior to the Closing Date, Artra shall deliver to the Acquisition Corp. a list of names and addresses of those persons who were, in Artra's reasonable judgment, at the record date for its shareholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Artra within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Artra shall use all reasonable efforts to deliver or cause to be delivered to the Acquisition Corp., prior to the Closing Date, from each of the Affiliates of Artra identified in the foregoing list, an Affiliate Letter in form and substance reasonably satisfactory to the Acquisition Corp. The Acquisition Corp. shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Acquisition Corp. Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquisition Corp. Common Stock, consistent with the terms of such Affiliate Letters.

         4.11 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions described herein shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC and (b) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be borne by Artra.

         4.12 TAKEOVER STATUTE. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions described herein, the Acquisition Corp. and the members of the Board of Directors of the Acquisition Corp. shall grant such approvals and take such actions as are reasonably necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions described herein and thereby.

         4.13 CONVEYANCE TAXES. Artra and WWWX shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions described in this Agreement that are required or permitted to be filed on or before the Effective Time.

         4.14 ENTRADE FUNDING. From and after the Effective Time, Artra shall commit to provide the Acquisition Corp. with guaranteed funding for the working capital needs of Entrade, in an amount equal to at least $4,000,000, with credit for all working capital contributions to Entrade funded by the loans from Artra made pursuant to the terms of the Loan Agreement, as the same may be amended from time to time.

         4.15 SECTION 351 QUALIFICATION. None of the parties hereto nor any of their respective Subsidiaries shall knowingly take any action that may jeopardize the qualification of the Merger as an exchange governed by Section 351 of the Code.

         4.16 "LOCK-UP" PROVISIONS. WWWX agrees that, except as set forth herein, commencing on the date hereof and continuing until the first anniversary of the Effective Time, it shall not: (a) directly or indirectly assign, transfer, offer, sell, agree to sell, make any short sale, pledge, hypothecate or otherwise dispose (collectively, a "Disposition") of any shares of Acquisition Corp. Common Stock owned by WWWX on the date hereof ("WWWX Stock"), or (b) engage in any hedging or other transactions with respect to its WWWX Stock that may have a material impact on the market price of its WWWX Stock, or that is designed to result in a Disposition of its WWWX Stock, even if such WWWX Stock would be disposed of by someone other than WWWX, including, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any of its WWWX Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from its WWWX Stock. Notwithstanding the foregoing, from and after the Effective Time, WWWX shall be entitled to (a) make bona fide pledges of its WWWX Stock to an institutional lender or nationally recognized brokerage house, and any such pledgee shall have the right to liquidate such shares in the exercise of any remedies available to it under its loan arrangements with WWWX, without regard to the restrictions set forth herein, and (b) make a one-time distribution of up to 25% of its WWWX Stock to the shareholders of WWWX, pro rata in accordance with their respective stock interests in WWWX as determined by the WWWX Board of Directors.

                                    ARTICLE 5
                                   CONDITIONS

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) This Agreement and the transactions described herein shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of Artra and WWWX.

                  (b) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions described in this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (c) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of the Acquisition Corp, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Acquisition Corp. Common Stock and Preferred Stock to be issued to the Artra shareholders in connection with the Merger shall have been received.

                  (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where, in the opinion of Artra or WWWX, as the case may be, the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Artra and the Acquisition Corp. (and their respective Subsidiaries), taken as a whole, following the Effective Time.

                  (e) The Acquisition Corp. Common Stock to be issued to the Artra shareholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance, or if such listing has not been approved, the Acquisition Corp. shall have applied for and be diligently pursuing listing on the NASDAQ/NMS.

                  (f) The Employment Agreements between Artra and Robert D. Kohn, Benjamin Kafka, Mark Quinn and Gary Lerman shall have been assigned by Artra to, and amended by, the Acquisition Corp.

                  (g) The Board of Directors of the Acquisition Corp. shall have been elected in accordance with Section 1.4 hereof, and the Articles of Incorporation and By-Laws of the Acquisition Corp. shall have been amended to the extent required to cause them to be in compliance with any then applicable provision or requirement of the PBCL or the NYSE (or, if applicable, the NASDAQ/NMS).

         5.2 CONDITIONS TO OBLIGATION OF WWWX, THE ACQUISITION CORP. AND THE MERGER SUB TO EFFECT THE Merger. The obligation of WWWX and the Acquisition Corp. to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Artra shall have performed in all material respects its agreements contained in this Agreement and the Loan Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Artra contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and WWWX and the Acquisition Corp. shall have received a certificate of the President or a Vice President of Artra, dated the Closing Date, certifying to such effect.

                  (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Artra and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an Artra Material Adverse Effect.

         5.3 CONDITIONS TO OBLIGATION OF ARTRA TO EFFECT THE MERGER. The obligation of Artra to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Each of WWWX, the Acquisition Corp. and the Merger Sub shall have performed in all material respects its respective agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of WWWX, the Acquisition Corp. and the Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Artra shall have received a certificate of the President or a Vice President of WWWX, the Acquisition Corp. and the Merger Sub, dated the Closing Date, certifying to such effect.

                  (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Acquisition Corp. or any of its Subsidiaries that would have or would be reasonably likely to have an Acquisition Corp. Material Adverse Effect.

                  (c) Artra and the Acquisition Corp. shall have received written affirmations from Global Trade Group, Ltd. ("GTG") and all of the shareholders of GTG ("GTG Shareholders") that their representations, warranties, covenants, and indemnifications set forth in the Acquisition Agreement dated January 29, 1999 between GTG, the GTG Shareholders and WWWX, shall inure to the benefit of and be enforceable by Artra and the Acquisition Corp. as if originally given to Artra and the Acquisition Corp.

                  (d) Artra and the Acquisition Corp. shall have received written affirmations from Positive Asset Remarketing, Inc. ("PAR") and all of the shareholders of PAR ("PAR Shareholders") that their representations, warranties, covenants, and indemnifications set forth in the Acquisition Agreement dated January 29, 1999 between PAR, the PAR Shareholders and WWWX, shall inure to the benefit of and be enforceable by Artra and the Acquisition Corp. as if originally given to Artra and the Acquisition Corp.

                  (e) The Acquisition Corp. shall have caused AsseTrade to be converted into or re-created as a Delaware limited liability company, in accordance with the terms and conditions of an operating agreement that are reasonably satisfactory to Artra.

                  (f) That certain Non-Competition Agreement of even date herewith, by and between the Acquisition Corp. and Robert D. Kohn, shall be in effect at the time of the Closing, without modification or amendment, and there shall have been no default thereunder.

                                    ARTICLE 6
                                   TERMINATION

         6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Artra or WWWX, by the mutual consent of Artra and WWWX.

         6.2 TERMINATION BY EITHER ARTRA OR WWWX. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Artra if (a) the Merger shall not have been consummated by September 30, 1999, or (b) the approval of either Artra's shareholders or WWWX's shareholders as required by Section 4.3 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions described in this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by September 30, 1999.

         6.3 TERMINATION BY WWWX. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of WWWX referred to in Section 4.3, by action of the Board of Directors of WWWX, if (a) in the exercise of its good faith judgment as to fiduciary duties to its shareholders imposed by law, the Board of Directors of WWWX determines that such termination is required, including by reason of an Alternative Proposal being made; provided that WWWX shall notify Artra promptly of WWWX's intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of WWWX's termination of this Agreement, or (b) there has been a breach by Artra of any representation or warranty contained in this Agreement that would have or would be reasonably likely to have an Artra Material Adverse Effect, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of Artra, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by WWWX to Artra, or (d) the Board of Directors of Artra shall have withdrawn or modified in a manner materially adverse to WWWX its approval or recommendation of this Agreement or the Merger.

         6.4 TERMINATION BY ARTRA. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Artra referred to in Section 4.3, by action of the Board of Directors of Artra, if (a) the Board of Directors of WWWX shall have withdrawn or modified in a manner materially adverse to Artra its approval or recommendation of this Agreement or the Merger, or (b) there has been a breach by WWWX or the Acquisition Corp. of any representation or warranty contained in this Agreement that would have or would be reasonably likely to have an Acquisition Corp. Material Adverse Effect, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of WWWX, the Acquisition Corp. or the Merger Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Artra to WWWX.

         6.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 6, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 4.11 and except for the provisions of Sections 8.2, 8.3, 8.5, 8.7, 8.8, 8.11, 8.12 and 8.13. In the event of the termination of this Agreement solely pursuant to clause (b) of Section 6.2 because the requisite approval of Artra's shareholders shall not have been obtained, all obligations of WWWX and the Acquisition Corp. to repay the amounts loaned to either or both of them by Artra under the Loan Agreement shall terminate and the loans made by Artra to WWWX and to the Acquisition Corp. under the Loan Agreement shall be forgiven as a "break-up" fee to WWWX and the Acquisition Corp. equal to the aggregate amount of the Loan as defined in the Loan Agreement. In the event of the termination of this Agreement solely pursuant to clause (b) of Section 6.2 because the requisite approval of WWWX's shareholders shall not have been obtained, WWWX and Acquisition Corp. shall be jointly and severally obligated to pay Artra a "break-up" fee of $2,000,000, payable in cash on the

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date of such termination, in addition to their obligation to repay the Loan in full. The parties acknowledge and agree that the foregoing "break-up" fees represent reasonable estimates of their respective costs and expenses incurred or to be incurred in connection with the transactions described in this Agreement. Moreover, in the event of termination of this Agreement pursuant to
Section 6.3 or 6.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation, reasonable attorneys' fees and the right to pursue any remedy at law or in equity.

         6.6 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 7
                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES, INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions described in this Agreement.

         7.2      INDEMNIFICATION.

                  (a) WWWX, the Acquisition Corp. and the Merger Sub shall defend, indemnify and hold Artra harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses, including reasonable attorneys' fees and expenses and costs of suit (individually a "Loss" and collectively "Losses") arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants, agreements and certifications made by or on behalf of WWWX, the Acquisition Corp. and/or the Merger Sub in this Agreement or in any document delivered by any of them hereunder, or arising out of or resulting from any occurrence with respect to the Acquisition Corp. or any of its Subsidiaries or assets prior to the Closing Date and not disclosed herein.

                  (b) Artra shall defend, indemnify and hold WWWX, the Acquisition Corp. and the Merger Sub harmless from and against any and all Losses arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants and agreements and certifications made by or on behalf of Artra in this Agreement or in any document delivered by Artra

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


hereunder, or arising out of or resulting from any occurrence with respect to Artra or any of its Subsidiaries or assets prior to the Closing Date and not disclosed herein.

         7.3 PROCEDURE FOR CLAIMS. A party seeking indemnification under this
Article 7 (an "Indemnified Party") shall give notice of the claim for losses and a brief explanation of the basis thereof to the party alleged to be responsible for indemnification hereunder (an "Indemnitor"). The Indemnitor shall promptly pay the Indemnified Party any amount due under this Article 7. The Indemnified Party may pursue whatever legal remedies may be available for recovery of the losses claimed from any Indemnitor.

         7.4 THIRD PARTY CLAIMS. An Indemnified Party shall give any indemnitor prompt notice of the institution by a third party of any actions, suits or other administrative or judicial proceedings if the Indemnified Party would be entitled to claim indemnification under this Article 7 in connection with any such action, suit or other proceeding. After such notice, any Indemnitor may, or if so requested by the Indemnified Party, any Indemnitor shall, participate in any such action, suit or other proceeding or assume the defense thereof, with counsel satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate at its own expense in the defense of any such action, suit or other proceeding; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of the Indemnified Party, that
(a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of any such action, suit or other proceeding or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 7.4 shall not bar an Indemnified Party's right to claim indemnification under this Article 7, except to the extent that an Indemnified Party shall have been harmed by such failure.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Artra:      .........       If to WWWX, the Acquisition
                                           Corp. or the Merger Sub:
         Artra Group Incorporated...       WorldWide Web NetworX Corporation
         500 Central Avenue.........       300 Atrium Way, Suite 202
         Northfield, IL  60093......       Mt. Laurel, NJ  08054
         Attention:  Peter R. Harvey,      Attention:  Robert D. Kohn, President
                     President and COO     (609) 627-6893
         (847) 441-6959



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



         With copies to:   .........             With copies to:

         Duane, Morris & Heckscher LLP      Michelle Kramish Kain, Esquire
         One Liberty Place .........        750 Southeast Third Avenue
         Philadelphia, PA  19103-7396       Ft. Lauderdale, FL  33316-1153
         Attention:  Sheldon M. Bonovitz,   (954) 768-0158
                        Esquire
         (215) 979-1020

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         8.2 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.3 ENTIRE AGREEMENT. This Agreement, the Plan of Merger, the Acquisition Corp. Disclosure Letter, and the Artra Disclosure Letter constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Artra and WWWX, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its rules of conflict of laws.

         8.6 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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


         8.7 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         8.8 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.9 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.10 INCORPORATION. The Acquisition Corp. Disclosure Letter, the Artra Disclosure Letter, and the Plan of Merger referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court located in the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.13 SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least one-half of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner or manager.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                                    ARTRA GROUP INCORPORATED

                                                    By://s// PETER R. HARVEY

                                                        Title:  PRESIDENT

                                                    WORLDWIDE WEB NETWORX

                                                    CORPORATION

                                                    By://s// ROBERT D. KOHN

                                                        Title:  PRESIDENT

                                                    NA ACQUISITION CORP.

                                                    By://s// ROBERT D. KOHN

                                                        Title:  PRESIDENT

                                                    WWWX MERGER SUBSIDIARY, INC.

                                                    By://s//  ROBERT D. KOHN

                                                        Title:  PRESIDENT


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